As filed with the Securities and Exchange Commission on May 24, 2004
                                                                                         FILE NO. 333-_____________
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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM S-8

                                              Registration Statement
                                                       Under
                                            the Securities Act of 1933

                                               EDISON INTERNATIONAL
                              (Exact Name of Registrant as Specified in Its Charter)

                                                    CALIFORNIA
                          (State or Other Jurisdiction of Incorporation or Organization)

                                                    95-4137452
                                       (I.R.S. Employer Identification No.)

             2244 Walnut Grove Avenue (P.O. Box 999)                                91770
                     Rosemead, California                                         (Zip Code)
            (Address of Principal Executive Offices)

                                            EDISON 401(k) savings plan
                                             (Full Title of the Plan)

                                   Kenneth S. Stewart, Assistant General Counsel
                                      2244 Walnut Grove Avenue (P.O. Box 800)
                                            Rosemead, California 91770
                                      (Name and Address of Agent for Service)

                                                  (626) 302-6601
                           (Telephone Number, Including Area Code, of Agent for Service)

                                          CALCULATION OF REGISTRATION FEE
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                                                            Proposed            Proposed             Amount
                                         Amount              Maximum             Maximum               of
Title of Each Class of                    To Be          Offering Price         Aggregate         Registration
Securities To Be Registered(1)        Registered(1)       Per Share(2)      Offering Price(2)          Fee
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Common Stock, no par value          30,000,000 shares       $22.7711          $683,133,000          $86,552.95
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Rights to Purchase Series A Junior
Participating Cumulative Preferred Stock,
without par value, of Edison International(3)
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(1)   In addition,  pursuant to Rule 416(c) under the  Securities  Act of 1933,  this  registration  statement also covers an  indeterminate  amount of  interests to be offered or sold  pursuant to the  employee  benefit plan described herein.

(2)   Estimated  pursuant to Rules 457(c) and 457(h),  solely for the purpose of calculating the registration  fee, on the basis of the average of the high and low prices of Edison  International  Common Stock reported in the consolidated reporting system as of May 19, 2004.

(3)   The Rights are initially  carried and traded with the Common  Stock.  The value  attributable  to the Rights, if any, is reflected in the value of the Common Stock.
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                                                 EXPLANATORY NOTE

                  In accordance with General Instruction E of Form S-8, Edison International (the "Registrant")
is registering additional shares of Common Stock pursuant to the Edison 401(k) Savings Plan (formerly known as the Southern California Edison Company Stock Savings Plus Plan) (the "Plan").  The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission on November 6, 2002.
The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-101038), which is made a part hereof.

                                                      PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits

                  See Exhibit Index.

                  The registrant undertakes that it has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 21st day of May, 2004.

                                                                             EDISON INTERNATIONAL

                                                                 By        /s/ Kenneth S. Stewart
                                                                    --------------------------------------
                                                                             Kenneth S. Stewart
                                                                          Assistant General Counsel

         Pursuant to the  requirements of the Securities Act of 1933, this  registration  statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                Date
              ---------                                   -----                                ----

Principal Executive Officer:

     John E. Bryson*                           Chairman of the Board,
                                               President, Chief Executive
                                               Officer and Director                    MAY 21, 2004

Principal Financial Officer:

     Theodore F. Craver, Jr.*                  Executive Vice President,
                                               Chief Financial Officer,
                                               and Treasurer                           MAY 21, 2004

Controller or Principal Accounting Officer:

     Thomas M. Noonan*  Vice President
                                               and Controller                          MAY 21, 2004

Majority of the Board of Directors:

     John E. Bryson*                           Director                                MAY 21, 2004
     France A. Cordova*                        Director                                MAY 21, 2004
     Bradford M. Freeman*                      Director                                MAY 21, 2004
     Bruce Karatz*                             Director                                MAY 21, 2004
     Luis G. Nogales*                          Director                                MAY 21, 2004
     Ronald L. Olson*                          Director                                MAY 21, 2004
     James M. Rosser*                          Director                                MAY 21, 2004
     Richard T. Schlosberg, III*               Director                                MAY 21, 2004
     Robert H. Smith*                          Director                                MAY 21, 2004
     Thomas C. Sutton*                         Director                                MAY 21, 2004

*By           /s/ Kenneth S. Stewart
     ------------------------------------------
         (Kenneth S. Stewart, Attorney-in-Fact)

         Pursuant to the requirements of the Securities Act of 1933, the Plan trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 21st day of May, 2004.

                                                              EDISON 401(k) SAVINGS PLAN

                                                By           /s/ Frederick J. Grigsby, Jr.
                                                         --------------------------------------
                                                               Frederick J. Grigsby, Jr.
                                                                 Chair of the Employee
                                                            Benefits/Health Care Committee

                                                   EXHIBIT INDEX

Exhibit
Number                                             Description
------                                             -----------

4.1        Restated Articles of Incorporation of Edison International dated May 9, 1996
           (File No. 1-9936 filed as Exhibit 3.1 to Form 10-K for the year ended
           December 31, 1998)*

4.2        Certificate of Determination of Series A Junior Participating Cumulative Preferred
           Stock of Edison International dated November 21, 1996 (File No. 1-9936, filed as Exhibit 4.2 to Edison International Form 8-A filed November 22, 1996)*

4.3        Amended Bylaws of Edison International as adopted by the Board of Directors on May 20, 2004 (File No. 1-9936, filed as Exhibit 3 to Edison  International Form 8-K filed May 21,
           2004)*

5          Opinion of Counsel

23.1       Consent of Counsel (included in Exhibit 5)

23.2       Consent of BDO Seidman, LLP

23.3       Consent of PricewaterhouseCoopers LLP

24         Power of Attorney

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*    Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.